UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36099

Delaware	461315605
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

301 Harper Drive, Suite 110
Moorestown, NJ 08057
(Address of principal executive offices, including zip code)

877.870.7005
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 14, 2016, the Company agreed to sell to Freedom Mortgage Corporation (“Freedom Mortgage”) the Excess MSRs Freedom Mortgage had previously sold to the Company. The sale is structured to occur in two steps: (1) on November 15, 2016, the Company sold, and Freedom Mortgage purchased, the Excess MSRs arising under both the Pool 1 Excess MSR Acquisition Agreement, dated as of October 9, 2013, between Freedom Mortgage and the Company, and the Flow and Bulk Excess MSR Acquisition Agreement, dated as of October 9, 2013, between Freedom Mortgage and the Company; and (2) on or about December 15, 2016, the Company will sell, and Freedom Mortgage will purchase, the Excess MSRs arising under the Pool 2 Excess MSR Acquisition Agreement, dated as of October 9, 2013, between Freedom Mortgage and the Company. The purchase price will equal the product of sixty basis points (60 bps) and the aggregate UPB of the applicable mortgage loans as of the close of business on the last day of the month prior to the month of the applicable closing. In connection with each closing: (i) the Company will release its lien on the MSRs underlying the Excess MSRs being sold and repay the related portion of its outstanding Term Loan; and (ii) the applicable Excess MSR acquisition agreement(s) will be terminated. In connection with the second closing, the Acknowledgement Agreement among Ginnie Mae, Freedom and the Company will be terminated. Payments will be in cash; provided, however, that all or part of the payment for the second closing may take the form of Ginnie Mae MSRs if Ginnie Mae and the Company's independant directors approve. In addition, Freedom Mortgage will make quarterly yield maintenance payments in 2017 aggregating $3.0 million.

We expect to recognize a gain on sale and to invest the proceeds of the sale (after repayment of the Term Loan) in RMBS pending redeployment of those funds to acquisitions of MSRs.

In connection with the sale, the Company's Acknowledgment Agreement with Ginnie Mae and Freedom Mortgage will be terminated.  As the Company has previously disclosed, the Acknowledgment Agreement exposes the Company to potential liability to Ginnie Mae if Freedom Mortgage defaults on its Ginnie Mae servicing obligations.  Based on the growth of Freedom Mortgage’s Ginnie Mae servicing portfolio, which has more than doubled since the Company entered into the Acknowledgment Agreement, the Company believes its counterparty risk to Freedom Mortgage has increased disproportionately compared to the Company’s economic interest in Freedom Mortgage's Ginnie Mae servicing portfolio. By engaging in this transaction, the Company expects to eliminate any potential liability it could have to Ginnie Mae if Freedom Mortgage defaults on its Ginnie Mae servicing obligations.

The Company is party to a management agreement (the “Management Agreement”) with Cherry Hill Mortgage Management, LLC (the “Manager”), a Delaware limited liability company established by Mr. Middleman. The Manager is a party to a Services Agreement with Freedom Mortgage Corporation (“Freedom Mortgage”) which is owned and controlled by Mr. Middleman. The Manager is owned by a “blind trust” for the benefit of Mr. Middleman. At the request of Ginnie Mae, Mr. Middleman has agreed not to stand for re-election to the Company’s board of directors in 2017.

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including among other statements, statements relating to the Company’s ability to complete the transaction on the terms described above or at all, and the Company’s ability to obtain Ginnie Mae issuer approval.

Item 7.01	Regulation FD Disclosure.

On November 15, 2016, Cherry Hill Mortgage Investment Corporation (the “Company”) issued a press release announcing the entry into the agreement described in Item 1.01 above.  A copy of the press release is attached hereto as Exhibit 99.1. The information referenced in this Item 7.01 (including Exhibit 99.1) of this Current Report on Form 8-K is being “furnished” and, as such, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01 (including Exhibit 99.1) of this Current Report shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated November 15, 2016 (furnished and not filed; see Item 7.01 of this Current Report on Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

Date: November 15, 2016	By:	/s/ Martin Levine
Name: Martin Levine
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 15, 2016 (furnished and not filed; see Item 7.01 of this Current Report on Form 8-K).